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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  July 2, 2002
                Date of Report (Date of earliest event reported)


                        INVESTMENT TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    0-23644                 95-2848406
(State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               380 Madison Avenue
                            New York, New York 10017
                    (Address of principal executive offices)

                                 (212) 588-4000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other events.


     On July 2, 2002, Investment Technology Group, Inc. ("ITG"), its subsidiary Indigo Acquisition Corp. and Hoenig Group Inc. (Nasdaq: HOEN) ("Hoenig") entered into an amendment to the agreement and plan of merger previously announced by them on February 28, 2002.

     The amended merger agreement provides for ITG's acquisition of Hoenig for approximately $105 million in cash, or $11.58 per Hoenig share. Of these amounts, $11.35 per share will be paid in cash at the closing and $0.23 per Hoenig share, or approximately $2.4 million, will be placed in escrow. Hoenig and ITG previously had announced a purchase price of $115 million, or $12.55 per share, for the transaction.

     The purpose of the escrow, which will be administered by Hoenig representatives, is to fund the continued pursuit of certain insurance claims relating to the trading loss incurred at Hoenig's U.K. subsidiary announced on May 9, 2002 and other related claims. Each holder of a Hoenig share or stock option at the closing will have the non-transferable right to receive in cash a proportional amount of any future recovery on the claims, net of expenses and taxes, plus any unused portion of the $2.4 million initial escrow funding.

     Hoenig is expected to have approximately $40 million of excess cash and cash equivalents at the closing date and has no long-term debt. Hoenig provides trade execution, independent research and client service to professional money managers and alternative investment funds throughout the world and maintains offices in the New York area, London and Hong Kong.

     It is expected that the transaction, if approved by Hoenig stockholders and certain regulatory authorities, will be consummated by the end of the third quarter of 2002.

     Hoenig stockholders owning 3,069,970 shares of Hoenig common stock have agreed to vote in favor of the merger. These shares represent approximately 38% of the outstanding shares of Hoenig common stock, excluding shares subject to employee stock options.

     Steven J. Sorice will assume the role of Chief Executive Officer of Hoenig following completion of the acquisition.

     The description contained in this Form 8-K of the amendment to the merger agreement and the escrow agreement is qualified in its entirety by reference to the full text of such agreements, copies of which are attached to this From 8-K as Exhibits 2.1 and 2.2, respectively.


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Item 7. Financial Statements and Exhibits.


     (a)  No financial statements are required to be filed with this report.

     (b) No pro-forma financial information is required to be filed with this report.

     (c)  Exhibits. See Exhibit index.









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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July  8, 2002


                           INVESTMENT TECHNOLOGY GROUP, INC


                           By:  /s/ Howard C. Naphtali
                                ------------------------------------------------
                                Name:    Howard C. Naphtali
                                Title:   Chief Financial Officer




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                                  EXHIBIT INDEX



Exhibit No.         Description

     2.1 Amendment No. 1 dated July 2, 2002 to Agreement and Plan of Merger, dated as of February 28, 2002, by and among Investment Technology Group, Inc., Hoenig Group Inc. and Indigo Acquisition Corp.

     2.2 Escrow Agreement dated July 2, 2002 among Hoenig Group Inc., Hoenig & Company Limited, Investment Technology Group, Inc. and Fredric P. Sapirstein and Alan B. Herzog

     2.3 Custodian and Paying Agent Agreement dated July 2, 2002 among Hoenig Group Inc., Hoenig & Company Limited, Investment Technology Group, Inc., The Bank of New York and Fredric P. Sapirstein and Alan B. Herzog

     99.1 Press Release dated July 2, 2002